The registrant requests that the
                              registration statement become
                              effective immediately upon filing
                              pursuant to Securities Act Rule
                              462.

                              Registration No. 33-______



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                          ____________


                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                          ____________


                   BAUSCH & LOMB INCORPORATED
       (Exact name of issuer as specified in its charter)


          NEW YORK                          16-0345235
  (State or other jurisdiction           (I.R.S. Employer
of incorporation or organization)        Identification No.)


    ONE BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK  14604-2701
      (Address of principal executive offices and zip code)


                   BAUSCH & LOMB INCORPORATED
                   Annual Retainer Stock Plan
                   for Non-Employee Directors
                      (Full title of plan)

                          ____________


                       STEPHEN A. HELLRUNG
      Senior Vice President, Secretary and General Counsel
                   Bausch & Lomb Incorporated
                     One Bausch & Lomb Place
                 Rochester, New York  14604-2701
             (Name and address of agent for service)


             Telephone number, including area code,
              of agent for service:  (716) 338-6000

                 CALCULATION OF REGISTRATION FEE


                       Proposed   Proposed
Title of               Maximum    Maximum
Securities Amount to   Offering   Aggregate   Amount of
to be      be          Price Per  Offering    Registration
Registered Registered  Share*     Price*      Fee


Common
Stock,
$.40 par   100,000      $39.25    $3,925,000    $1,353.45
value      shares


________________________


* Inserted solely for purposes of calculating the registration fee pursuant to Rule 457(c), and based upon the average of the high and low prices for the registrant's common stock on the New York Stock Exchange on May 7, 1996, within five (5) business days prior to the date of filing of the registration statement.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.   Plan Information.


     *


Item 2.   Registrant Information and Employee Plan Annual
          Information

     *



____________

*    All documents furnished to participants in the BAUSCH & LOMB
     INCORPORATED ANNUAL RETAINER STOCK PLAN FOR NON-EMPLOYEE
     DIRECTORS pursuant to Rule 428 and containing the information required by Part I of Form S-8 under the Securities Act of 1933 are on file at the Registrant's principal executive offices.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference.

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995; and

     2.   All other reports filed by the Company pursuant to
Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 30, 1995.

     3. The class of Securities is described in Exhibit (3)-a of the Company's Form 10-K for the fiscal year ended December 28, 1986.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel

     Stephen A. Hellrung, Senior Vice President, Secretary and General Counsel to the Company, One Bausch & Lomb Place, Rochester, New York, has passed upon the legality under the law of New York, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Hellrung is the beneficial owner of options to purchase 50,800 shares of Class B Stock granted under the Company's 1990 Stock Incentive Plan, only 29,480 of which are currently exercisable. In addition, he is the beneficial owner of options to purchase 16,858 shares of Class B Stock granted under the Company's 1987 Stock Incentive Plan. Mr. Hellrung also holds 17,927 shares of Class B Stock (which includes fully vested Restricted Stock) and 4,300 shares of Restricted Stock subject to vesting requirements. Pursuant to the Company's Savings Plus Plan, Mr. Hellrung is the beneficial owner of 1,875 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers

     Article VIII of the Company's by-laws reads as follows:

     SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled, and further provided that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     The right to indemnification conferred in this Section 1 shall be a contract right (which shall not be abrogated by any amendment or repeal of this Section 1 with respect to matters arising prior to such amendment or repeal) and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 is not paid in fully by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under
     Section 1 for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment or expense incurred in defending a proceeding in advance of its final disposition conferred in this Article shall be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote or shareholders or disinterested directors or otherwise.

     SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

     As authorized by New York law, the Company has purchased insurance insuring it against amounts which it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they may not be indemnified by the Company.

     Reference is made to Sections 721-726 of the New York State
     Business Corporation Law for a description of the extent to which indemnification of officers and directors is permitted under New York Law.


Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

     See Exhibit Index.


Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)   To include any prospectus required by
                     Section 10(a)(3) of the Securities Act of
                     1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

          Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          EXHIBIT INDEX



SEC Exhibit                      Exhibit No.    Location

I. Instruments Defining the          (4)
Rights of Security Holders

      A.   Company's                            Incorporated by
      Certificate of                            reference to
      Incorporation and By-                     Exhibit (3)-a of
      Laws                                      the Company's
                                                Form 10-K for
                                                fiscal year
                                                ended December
                                                28, 1986.

      B.   Annual Retainer                      Page II-8
      Stock Plan for Non-
      Employee Directors

II.    Opinion of                    (5)        Page II-16
     Stephen A. Hellrung, Esq.

III.    Consent of                   (24)       Page II-17
        Price Waterhouse LLP

IV.     Powers of Attorney           (25)       Page II-18

V.      Subsidiaries of the          (28)       Exhibit 22 to
        Registrant                                 the Company's
                                                   Form 10-K for
                                                the fiscal year
                                                ended December
                                                30, 1995.

                   BAUSCH & LOMB INCORPORATED

                 ANNUAL RETAINER STOCK PLAN FOR

                     NON-EMPLOYEE DIRECTORS


1.  INTRODUCTION

     This plan shall be known as the "Bausch & Lomb Annual Retainer Stock Plan For Non-Employee Directors" and is hereinafter referred to as the "Plan". The purposes of the Plan are to enable Bausch & Lomb Incorporated, a New York corporation (the "Company"), to promote the interests of the Company and its shareholders by attracting and retaining non-employee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying half of what heretofore had been their annual cash retainer in the form of shares of the Company's common stock, par value $.40 per share (the "Common Stock").

2.  DEFINITIONS

     The following terms shall have the meanings set forth below:

          "Annual Meeting" means an annual meeting of the shareholders of the Company.

          The "Annual Cash Retainer Amount" for a Participant means the dollar amount of the annual cash retainer payable to the Participant for service on the Board for the Plan Year or the portion of the Plan Year during which he or she is a Participant; provided that, for these purposes only, such dollar amount shall not be increased more than once every three years. The Annual Cash Retainer Amount for the first Plan Year shall be $15,000, which is one-half the retainer amount that would be paid in cash to Directors for service on the Board during the year commencing with the Annual Meeting in 1996, absent the Plan.

          The "Board" means the Board of Directors of the Company.

          "Change of Control" has the meaning set forth in
          Section 12(d).

          The "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

          The "Committee" means the committee that administers the Plan, as more fully defined in Section 13.

          "Common Stock" has the meaning set forth in Section 1.

          The "Company" has the meaning set forth in Section 1.

          "Deferral Election" has the meaning set forth in
          Section 6.

          "Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to
          Section 7.

          "Delivery Date" has the meaning set forth in Section 6.

          "Director" means an individual who is a member of the Board of Directors of the Company.

          The "Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

          The "Effective Date" has the meaning set forth in
     Section 3.

          The "Exchange Act" has the meaning set forth in
          Section 13(b).

          The "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

          "Participant" has the meaning set forth in Section 4.

          "Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

          "Plan Year" means the period from the date of an Annual
          Meeting through the day immediately preceding the date of the next Annual Meeting.

          "Stock Retainer" has the meaning set forth in Section
          5.

          "Third Anniversary" has the meaning set forth in
          Section 6.

          The "Valuation Date" for a Stock Retainer means the date of the Annual Meeting that begins the Plan Year with respect to which such Stock Retainer is payable; provided that, if a person becomes a Participant on a day other than the date of an Annual Meeting, that day shall be the "Valuation Date" for such Participant for the Plan Year in which that day occurs.

3.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of the date of the Annual
Meeting that occurs in 1996 (the "Effective Date"), provided that it is approved by the shareholders at such Annual Meeting.

4.  ELIGIBILITY

     Each individual who is a Director on the Effective Date and each individual who becomes a Director thereafter during the term of the Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.  GRANTS OF SHARES

     Commencing on the Effective Date, one-half of the amount that had prior to the Effective Date been paid in cash to each Participant for service on the Board shall instead be payable in shares of Common Stock (the "Stock Retainer") pursuant to this Plan. The number of shares of Common Stock paid to each Participant as the Stock Retainer for a given Plan Year shall be determined by dividing (i) the Annual Cash Retainer Amount for such Participant for such Plan Year by (ii) the Fair Market Value on the Valuation Date, and then rounding to the nearest whole share. The Stock Retainer shall be payable immediately following the Company's Annual Meeting, provided that the Stock Retainer payable to any person who becomes a Participant following the Company's Annual Meeting, whether by appointment or election as a Director or by change in status from a full-time employee, shall be payable on the date such person first becomes a Participant. Shares of Common Stock credited to a Deferred Stock Account pursuant to Section 7 shall be delivered pursuant to Section 8 hereof.

6.  DEFERRAL ELECTION

     From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer for the subsequent Plan Year, specifying which one of the following ways the Stock Retainer is to be delivered: (a) on the date which is three years after the date of the Annual Meeting for which it was originally payable (the "Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director for any reason (the "Departure Date") or (c) in five equal annual installments commencing on the Departure Date (the "Third Anniversary" and the "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each subsequent Plan Year unless changed, provided that, any Deferral Election with respect to a particular Plan Year may not be changed less than six months prior to the beginning of such Plan Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Plan Year.

     Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Plan Year in which it is to be effected; provided that, with respect to the Plan Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day prior to the 1996 Annual Meeting.

7.  DEFERRED STOCK ACCOUNTS

     The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.  DELIVERY OF SHARES

     (a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares.
If the Participant has in effect a Deferral Election pursuant to
Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Section 6(c) in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

     (b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations under this Section
8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.

9.  SHARE CERTIFICATES; VOTING AND OTHER RIGHTS

     The certificates for shares delivered to a Participant pursuant to Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

10.  GENERAL RESTRICTIONS

     (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

         (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock
     Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

        (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

       (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

     (c) No Common Stock received by a Participant pursuant to the Plan may be sold until at least six months after the Payment
Date for such Common Stock.

11.  SHARES AVAILABLE

     Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock
Retainers pursuant to the Plan is 100,000.  Shares of Common
Stock issuable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

12.  ADJUSTMENTS; CHANGE OF CONTROL

     (a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

     (b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

     (c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.

     (d) For purposes of this Plan, Change of Control shall mean any of the following events:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a),
(b) and (c) of paragraph (iii) of this Section 12(d) are satisfied; or

        (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

        (iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

13.  ADMINISTRATION; AMENDMENT AND TERMINATION

     (a) The Plan shall be administered by a committee consisting of three members who shall be the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President - Human Resources or such other senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

     (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under New York law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

     (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

     (d) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive shares or credits of shares of Common Stock under the Plan or concerning the amount or timing of such receipt or credits under the Plan, and no amendment or termination of the Plan shall adversely affect the interest of any Participant in shares previously credited to such Participant's Deferred Stock Account without that Participant's express written consent.

14.  MISCELLANEOUS

     (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

15.  GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New
York.

                           EXHIBIT II



May 13, 1996


Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York  14604-2701


Gentlemen:

I am General Counsel to Bausch & Lomb Incorporated ("Company"), and in such capacity am familiar with the corporate proceedings which have taken place with respect to the adoption of the Company's Annual Retainer Stock Plan for Non-Employee Directors ("Plan"), pursuant to which shares of Common Stock, par value $.40 per share, are to be granted to non-employee directors of the Company. I am also familiar with the fact that the Company proposes filing with the Securities and Exchange Commission a registration statement on Form S-8 for 100,000 shares of Common Stock which may hereafter be granted under the Plan. Based upon the foregoing and upon such examination of the Company's Certificate of Incorporation, as amended, By-Laws, the Plan, certain minutes of the Company's shareholders and Board of Directors, and such other matters as I have considered necessary for the purposes hereof, it is my opinion that:

1. The Company has been duly organized and incorporated and is validly existing under the laws of the State of New York.

2. The Plan has been duly adopted and the 100,000 shares of Common Stock of the Company currently being set aside for the Plan, which are being registered, have been duly authorized, legally and validly issued.

I consent to the filing of this opinion as an exhibit to the registration statement for the Common Stock to be granted or otherwise issued under the Plan.

Very truly yours,




SAH:lg

                           EXHIBIT III

               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 1996, which appears on page 65 of the 1995 Annual Report to Shareholders of Bausch & Lomb Incorporated, which is incorporated by reference in Bausch & Lomb Incorporated's Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears as Exhibit 24 of such Annual Report on Form 10-K.




PRICE WATERHOUSE

May 13, 1996
Rochester, New York

                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director(s) of Bausch & Lomb Incorporated, a New York corporation, hereby constitute(s) and appoint(s) William H. Waltrip and Stephen A. Hellrung, or either one of them, his, or their respective, true and lawful attorney's-in-fact and agents, each with full power and authority to act as such without the other, to do any and all acts and things and to execute any and all instruments which either of said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and with any regulations, rules or requirements of the Securities and Exchange Commission thereunder in connection with any Registration Statements filed under said Act, covering any offering of securities made, or deemed to be made, in connection with the Bausch & Lomb Incorporated Annual Retainer Stock Plan for Non-Employee Directors, as it may from time to time be amended, and any other stock plan of said Company, or any of them, including the offering of any Bausch & Lomb Incorporated Common Stock or other securities thereunder, and including specifically, but without limitation of the foregoing power and authority, to sign the name(s) of the undersigned to said Registration Statements and to any amendment or amendments thereto filed with said commission under said Act in such connection, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been signed and delivered by the undersigned as of this 10th day of May, 1996.

_________________________          ________________________

_________________________          ________________________

_________________________          ________________________

_________________________          ________________________

                           SIGNATURES



     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Rochester, and the State of New York, on this 10th day of May, 1996.


BAUSCH & LOMB INCORPORATED

By: _____________________
     William H. Waltrip
     Chairman of the Board and
     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                              Principal Executive Officer

Date:  May 10, 1996           By: _______________________
                                   William H. Waltrip
                                   Chairman of the Board,
                                   Chief Executive Officer
                                   and Director


                              Principal Financial Officer

Date:  May 10, 1996           By: ________________________
                                   Stephen C. McCluski
                                   Senior Vice President -
                                   Finance


Date:  May 10, 1996           Controller

                              By: _________________________
                                   Jurij Z. Kushner
                                   Vice President and
                                   Controller

                            DIRECTORS



Franklin E. Agnew

William Balderston III

Bradford R. Boss

William M. Carpenter

Ruth R. McMullin

John R. Purcell

Linda Johnson Rice

Alvin W. Trivelpiece, Ph.D.

Kenneth L. Wolfe



By: __________________________          May 10, 1996
     William H. Waltrip
     Attorney-in-Fact and
     Chairman of the Board